Exhibit 99.2

Press / Investor Contact:	Sales/Marketing Contact:

Bonnie Ortega	Sarah Dennison
Director, Investor/Public Relations	Director, Marketing and Sales
Cardium Therapeutics, Inc.	Cardium Therapeutics, Inc.
Tel: (858) 436-1018	Tel: (858) 436-1005
Email: InvestorRelations@cardiumthx.com	Email: SDennison@cardiumthx.com

CARDIUM ANNOUNCES AGREEMENT WITH UK-BASED ANGEL BIOMEDICAL FOR EXCELLAGEN SUPPLY AND PLANNED EUROPEAN MARKET EXPANSION

SAN DIEGO, CA – May 15, 2012 – Cardium Therapeutics (NYSE Amex: CXM) today announced an agreement with UK-based Angel Biomedical Limited, a subsidiary of Angel Biotechnology Holdings plc (AIM: ABH), a global biopharmaceutical contract manufacturer, covering the manufacture of formulated collagen for Cardium’s Excellagen® product, which was recently cleared for marketing by the U.S. Food and Drug Administration (FDA). Excellagen is a professional-use high molecular weight fibrillar bovine Type I topical gel (2.6%) specifically engineered as an adjunct to debridement for the management of diabetic foot ulcers and other dermal wounds.

In addition to the manufacturing of Excellagen’s formulated collagen, Angel Biomedical Ltd will assist Cardium to facilitate filing for a CE Mark of Excellagen for marketing and sale in the European Union and in other countries recognizing CE Mark approval. Additionally, Angel Biomedical will assist Cardium in establishing its own Device Master File with the FDA’s Center for Devices and Radiological Health covering the process for manufacturing the Company’s Excellagen formulated fibrillar collagen gel.

“We are pleased to announce the agreement with Angel following Angel’s recent asset purchase of our current collagen manufacturing facility located in Glasgow, Scotland. This new agreement is a logical next step that provides for ongoing and future supply of the specialized formulated collagen used to support Excellagen’s commercialization activities, and also positions Cardium for the planned expansion of Excellagen commercialization into European and other markets,” stated Christopher J. Reinhard, Chairman and CEO of Cardium Therapeutics.

“The team at Angel is excited by this new partnership to provide Cardium’s formulated high molecular weight collagen. We look forward to the commercial manufacture of Cardium’s Excellagen advanced wound care product and to facilitate its CE marking to assist Cardium expand its global distribution opportunities,” stated Dr. Stewart White, Acting Chief Executive Officer of Angel Biotechnology.

About Excellagen

Excellagen is an FDA-cleared highly-refined fibrillar collagen-based topical gel (2.6%) designed to support favorable wound care management. Excellagen’s unique high molecular weight sterile collagen formulation is topically applied through easy-to-control, pre-filled, single use syringes. Excellagen is intended for physician use following surgical debridement procedures, and is engineered to support a favorable wound healing environment for non-healing lower extremity ulcers in diabetic patients. Excellagen’s viscosity-optimized biocompatible gel formulation requires application at only one or two week intervals. It is recommended that Excellagen be applied following surgical debridement in the presence of blood cells and platelets, which are involved with the release of endogenous growth factors.

Cardium’s market research indicates that physicians seek easy-to-use products to reduce preparation time and facilitate product application - and Excellagen’s unique, ready-to-use syringe-based collagen gel requires no thawing or mixing. Because of its specialized formulation, only a thin layer needs to be applied over the wound area, and one syringe containing 0.5 cc of Excellagen covers wounds up to 5cm2 in size using the supplied 24-gauge sterile, single-use flexible applicator tip. To learn more about new Excellagen and for product ordering information, please visit http://www.excellagen.com/physician-purchase-information.html and view the information video, Excellagen: A New Wound Care Pathway for Diabetic Foot Ulcers, at http://www.excellagen.com/excellagen-video.html.

About Angel Biotechnology/Angel Biomedical

Angel Biotechnology Holdings plc (AIM: ABH), is a full service contract bio-manufacturing partner to biotechnology and pharmaceutical companies worldwide. Angel specializes in advanced biologics including biopharmaceutical proteins and cell therapies, such as cellular vaccines and stem cells.

Angel has three U.K. facilities: Pentlands Science Park near Edinburgh, Cramlington, near Newcastle-upon-Tyne, and Angel Biomedical Limited encompassing its new collagen manufacturing operation in Glasgow, Scotland. More information is available at www.angelbio.com.

About Cardium

Cardium is a health sciences and regenerative medicine company focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses with the potential to address significant unmet medical needs that have definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current medical opportunities portfolio, which is focused on health sciences and regenerative medicine, includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium Health Sciences healthy lifestyle product platform. The Company’s lead commercial product Excellagen® topical gel for wound care management, has recently received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that Angel can effectively and efficiently manufacture collagen to support Excellagen commercialization; that we can successfully introduce Excellagen into wound care markets for the treatment of diabetic foot ulcers or other dermal wounds; that we can obtain a CE Mark for marketing and sale in the European Union and other countries recognizing CE Mark approval; that we can establish our own Device Master File with the FDA’s Center for Devices and Radiological Health covering the Company’s process for manufacturing Excellagen; that we can attract suitable commercialization partners for our products or that such partners will successfully commercialize our products; that our exchange listing compliance can be maintained; that our product or product candidates will not be unfavorably compared to other competitive products that may be regarded as safer, more effective, easier to use or less expensive; that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or procedures or in actual use; that clinical studies and regulatory clearances even if successful will lead to product advancement or partnering; that that FDA or other regulatory clearances or other certifications, or other commercialization efforts will effectively enhance our businesses or their market value; that our products or product candidates will prove to be sufficiently safe and effective after introduction into a broader patient population; that new collaborative partners will be found; that additional product opportunities will be established; or that that third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of complex biologics and in the conduct of human clinical trials, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and expected qualifications, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2012 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics™, Generx®, Cardionovo™, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen®, Excellarate™, Osteorate™, MedPodium®, Appexium®, Linée™, Alena™, Cerex®, D-Sorb™, Neo-Energy®, Neo-Carb Bloc®, Neo-Chill®, and Nutra-Apps® are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company.